UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2025

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 W. 57th St, #33B
New York, New York 10019

(Address of Principal Executive Offices)

972- 4-770-6377

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 28, 2025, DarioHealth Corp. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). The final voting results of the Special Meeting are set forth below. Stockholders voted on the following proposal:

Proposal No. 1:

The stockholders approved the (A) the issuance of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in excess of 20% of the Company’s issued and outstanding shares of Common Stock, upon: (i) the conversion of 25,605 shares of the Company’s Series D, D-1, D-2 and D-3 Preferred Stock into an aggregate of 33,956,850 shares of Common Stock, which were issued pursuant to private placement transactions that closed on December 18, 2024 and January 14, 2025 (the “Private Placements”), (ii) the issuance of up to 13,582,740 shares of Common Stock issuable as dividends to the shares of the Company’s Series D, D-1, D-2 and D-3 Preferred Stock; and (iii) to approve the issuance of up to 4,175,070 shares of Common Stock issuable as share consideration provided under the lock up agreements executed between the Company and certain purchasers in the Private Placements that are holders of the Company’s Series B Preferred Stock and Series C Preferred Stock, pursuant to which the Company agreed to issue, up to forty percent (40%) of the shares of Common Stock underlying the Series B Preferred Stock and the Series C Preferred Stock held by such purchaser, including dividend shares of Common Stock due upon conversion of these shares into shares of Common Stock, over the course of twelve (12) months, and (B) (i) reduce the exercise price of certain warrants to purchase 584,882 shares of Common Stock issued to Avenue Venture Opportunities Fund II, L.P. and Avenue Venture Opportunities Fund, L.P. (collectively “Avenue”) to $0.7208 per share, and (ii) to permit the conversion of up to two million dollars of the principal amount of the loan issued by Avenue to the Company at a conversion price of $0.8650 per share. The proposal required the affirmative vote of a majority of the votes cast at the Special Meeting. The votes were as follows (including shares of preferred stock eligible to vote, on an as converted basis):

For	Against	Abstain
21,422,954	442,663	75,540

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2025	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David Title: Chief Financial Officer, Treasurer, & Secretary